Exhibit 10.1
Execution Version

SEPARATION AND CONSULTING AGREEMENT
This Separation and Consulting Agreement (this “Agreement”) is made and entered into as of October 28, 2016 (the “Effective Date”) by and among Jefferies Alston, III (“Alston”), Hi-Crush Proppants LLC, a Delaware limited liability company (the “Company”), Hi-Crush GP LLC, a Delaware limited liability company (the “GP”), and Hi-Crush Partners LP, a Delaware limited partnership (the “MLP”). Alston, the Company, the GP, and the MLP are referred to herein collectively as the “parties” and individually as a “party.”
RECITALS
WHEREAS, Alston is an executive of the Company and holds certain other positions with the Company, the GP, and the MLP;
WHEREAS, Alston and the Company entered into that certain Employment Agreement dated as of May 25, 2011 (as amended, the “Employment Agreement”); and
WHEREAS, the parties now desire to enter into this Agreement for the purpose of providing for the orderly separation of service and ongoing consulting services.
AGREEMENT TERMS
NOW, THEREFORE, , in consideration of the promises and mutual agreements set forth in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
RESIGNATION OF EMPLOYMENT
1.Resignation. Alston hereby voluntarily resigns from his employment as Chief Operating Officer of the Company and from all other positions he may hold with the Company, the GP, the MLP, and any of their subsidiaries and affiliates (whether as an officer, manager, director, employee, or otherwise), acknowledges that he is not entitled to any severance under the Employment Agreement. Alston further acknowledges and agrees that upon effectiveness of the foregoing resignation, he will no longer be entitled to any employment-related benefits (including insurance) as an officer, manager, director, employee, or otherwise of any of the Company, the GP, the MLP, and any of their subsidiaries and affiliates other than any such benefits accrued and payable prior to the effectiveness of such resignation or as explicitly set forth in this Agreement or required by applicable law. Notwithstanding the foregoing, Alston will continue to be covered under liability insurance policy purchased or held by the Company, the GP or the MLP for services he performed with respect to each entity during his employment thereby and that he performs after the Effective Date of this Agreement and prior to the expiration of the term hereof. For the avoidance of doubt, beginning on the Effective Date, Alston shall be eligible to elect COBRA continuation coverage under the group health insurance plan (medical, dental and vision) of the Company in which is participated immediately prior to the Effective Date.

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2.Board Membership. Notwithstanding the preceding paragraph 1, (a) Alston shall retain his seats on the boards of the Company and the GP in accordance with and subject to the provisions of the respective limited liability company agreements and other applicable governing documents of such entities until the termination of this Agreement pursuant to paragraph 9, and (b) following the termination of this Agreement in accordance with paragraph 9.a, 9.b or 9.d, Alston shall be entitled to attend meetings of the Board of Directors of the Company as an observer in accordance with and subject to the provisions of the Company’s limited liability company agreement. The parties agree while Alston serves on the boards of the Company or the GP, Alston will be considered a non-independent director and if either of the Company or the GP decides to compensate its non-independent directors as a class for their services, Alston shall be entitled to be compensated as a member of such class of directors. Notwithstanding the foregoing or anything to the contrary in this agreement, the limited liability company agreement of the Company or the GP, or any other agreement, Alston hereby agrees that, in addition to any other legal or equitable remedies to which the Company or the GP may be entitled, he shall be deemed to have automatically resigned and shall lose any and all observer rights, rights to any seat on the Board of Directors of the Company or the GP, and rights to receive any information of or regarding the Company or the GP, upon Alston or any of his Affiliates (as such term is defined in Exhibit A hereto) directly or indirectly engaging in any activity that violates the provisions of paragraph 2 of Exhibit A hereto, which for purposes of this sentence, shall be determined without regard to whether or not such activity occurs before, during or after the Prohibited Period, as such term is defined in Exhibit A hereto.
3.Termination of Employment Agreement. The Employment Agreement is hereby cancelled and terminated and of no further force or effect, except as explicitly set forth herein.
4.Outstanding Incentive and Membership Interests. Alston acknowledges and agrees that any unvested incentive units that he holds in any of the Company, the GP, the MLP, or any of their subsidiaries and affiliates shall terminate as of the Effective Date. Alston further acknowledges and agrees that, except as expressly provided herein, for so long as Alston directly or indirectly holds any equity interests in any of the Company, the GP, the MLP, or any of their subsidiaries and affiliates, he shall continue to be subject to the terms of the governing documents applicable to such equity interests.
CONSULTING SERVICES
5.Consulting Services. From the Effective Date until the expiration of the term of this Agreement in accordance with paragraph 9, (a) Alston shall provide consulting and advisory services to the Company, the GP, the MLP, and their subsidiaries and affiliates as may from time to time be reasonably requested by any of the foregoing entities, provided that such services shall not exceed 15 hours in any calendar month unless otherwise mutually agreed by the parties hereto, and (b) the Company and Alston intend that Alston shall be an independent contractor and not an employee of the Company, the GP, the MLP or any of their respective subsidiaries.
6.Compensation. In consideration for Alston’s services rendered pursuant to the foregoing paragraph 5, but subject to paragraph 9, the Company shall pay Alston, beginning on the Effective Date and until the termination of this Agreement, a consulting fee at the rate of $25,000 per calendar year, which fees will be payable in equal monthly installments during the term of this

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Agreement (in accordance with the Company’s customary payroll practices and procedures), subject to applicable withholding taxes; provided, that such fee shall be pro-rated for any partial calendar year during the term of this Agreement. Following the termination of this Agreement, Alston shall not be entitled to any further compensation hereunder, with the exception of amounts earned or accrued, but not paid, prior to such date.
7.Reimbursement. The Company shall reimburse Alston for reasonable out-of-pocket business expenses incurred by Alston in rendering services pursuant to the foregoing paragraph 5; provided, that such expenses are incurred and accounted for in accordance with the Company’s, the GP’s, or the MLP’s policies and procedures, as applicable, that have been provided to Alston or that are otherwise known to Alston; provided further, that if any such expense that Alston proposes to incur would cause the total amount of unreimbursed expenses to exceed $2,500, Alston will seek prior written approval from the Company before incurring such expense.
8.Non-competition. During the Prohibited Period (as defined in Exhibit A), Alston shall be subject to the provisions of Exhibit A hereto.
ADDITIONAL PROVISIONS
9.Term and Termination. This Agreement shall continue until terminated pursuant to the below provisions.
a.    Alston may terminate this Agreement for any reason at any time on or after the first anniversary of the Effective Date with 10 days’ prior written notice, and upon termination pursuant to this paragraph 9.a, Alston shall not be entitled to any compensation pursuant to paragraph 6 following the effectiveness of such termination, with the exception of amounts earned or accrued, but not paid, prior to such date.
b.    Each of the Company, the GP, and the MLP may terminate this Agreement without Cause at any time with 10 days’ prior written notice, and upon termination pursuant to this paragraph 9.b, Alston shall be entitled to continue receiving compensation pursuant to paragraph 6 following the effectiveness of such termination until the second anniversary of the Effective Date.
c.    Each of the Company, the GP, and the MLP may terminate this Agreement for Cause at any time with written notice, and upon termination pursuant to this paragraph 9.c, Alston shall be not be entitled to any compensation pursuant to paragraph 6 following the effectiveness of such termination, with the exception of amounts earned or accrued, but not paid, prior to such date.
d.    This Agreement will automatically terminate (without further action by either party) on the second anniversary of the Effective Date, and upon termination pursuant to this paragraph 9.d, Alston shall be not be entitled to any compensation pursuant to paragraph 6 following the effectiveness of such termination, with the exception of amounts earned or accrued, but not paid, prior to such date.

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“Cause” shall have the meaning set forth for such term in the Employment Agreement. Any written notice of termination delivered pursuant to this paragraph 9 may be delivered prior to and be effective on or after the relevant anniversary of the Effective Date. Notwithstanding any language to the contrary in this paragraph 9, the provisions of this Agreement that explicitly survive termination of this Agreement shall survive in accordance with their terms.
10.Confidentiality of Agreement. Each of the parties to this Agreement agrees to keep this Agreement and each of its terms completely confidential; however, any party may disclose the terms of this Agreement to such party’s attorneys, accountant, spouse, or as otherwise required by law. Each party, however, agrees to provide all other parties to this Agreement prompt written notice before responding in any manner to any such disclosure required by law.
11.Non-Disparagement. The parties each agree not to, directly or indirectly, disclose, communicate, or publish any intentionally disparaging, negative, harmful, or disapproving information, written communications, oral communications, electronic or magnetic communications, writings, oral or written statements, comments, opinions, facts, or remarks, of any kind or nature whatsoever, concerning or related to the others, including their subsidiaries and affiliates, except as required by applicable law.
12.Cooperation. Alston agrees to cooperate in good faith with the other parties hereto in performing his obligations under this Agreement, and agrees to use his reasonable best efforts to ensure a smooth transition of responsibilities.
13.Confidentiality of Company Information. Notwithstanding anything to contrary in this Agreement, during the term of this Agreement and until the one year anniversary of the termination of this Agreement, Alston shall continue to abide by the confidentiality policies of the Company, the GP, the MLP, and their subsidiaries and affiliates, including those imposed on Alston by virtue of the Employment Agreement. Confidential information specifically includes information and data known to Alston by virtue of his employment with the Company, the GP, the MLP, and any of their subsidiaries and affiliates, and the consulting services provided hereunder, to the extent such information is not otherwise publicly known or available other than as a result of Alston’s breach of his confidentiality obligations.
14.Acknowledgement. Alston acknowledges that he has fully informed himself of the terms, contents, conditions and effects of this Agreement and that, in executing this Agreement, he does not rely and has not relied upon any representation (oral or written) or statement made by the Company, the GP, the MLP, any of their subsidiaries and affiliates, or any of their representatives, including, but not limited to, any representation or statement with regard to the subject matter, basis, or effect of this Agreement. Alston further acknowledges the following: that he has been advised to consult with an attorney prior to executing this Agreement; that he is of sound mind and otherwise competent to execute this Agreement; and that he is entering into this Agreement knowingly and voluntarily and without any undue influence or pressures.
15.Notices. For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given (a) when received if delivered personally or by courier, (b) on the date receipt is acknowledged if delivered by certified

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mail, postage prepaid, return receipt requested, or (c) one day after transmission if sent by facsimile transmission or electronic mail with confirmation of transmission, as follows:
If to Alston:
***
***
Attention: Jefferies Alston, III
Email: ***
If to the Company, the GP, or the MLP:
c/o Hi-Crush Proppants LLC
Three Riverway, Suite 1350
Houston, Texas 77056
Attention: Mark Skolos and Melissa McEllin
Facsimile: 713-963-0088
Email: mskolos@hicrush.com and mmcellin@hicrush.com
or to such other address as such party may furnish to the others in writing in accordance herewith, except that notices or changes of address shall be effective only upon receipt.
a.    Applicable Law; Venue. This Agreement is entered into under, and shall be governed for all purposes by, the laws of the State of Texas, without regard to conflicts of laws principles thereof. The parties agree to submit to the exclusive jurisdiction of any federal or state court sitting in Harris County, Texas, for purposes of all legal disputes or proceedings arising out of or relating to this Agreement, and agree that such courts shall be the exclusive forum resolving any dispute or controversy under or with respect to this Agreement; provided, that the preceding clause will not limit the rights of the Parties to obtain execution of a judgment in any other jurisdiction.
b.    No Waiver. No failure by a party at any time to give notice of any breach by another party of, or to require compliance with, any condition or provision of this Agreement shall be deemed to be a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.
c.    Severability. If any provision of this Agreement is determined to be invalid or unenforceable, then (a) the invalidity or unenforceability of such provision shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect and (b) the provision held to be invalid or unenforceable will be limited or modified in its application to the minimum extent necessary to avoid the invalidity or unenforceability (specifically including the provisions of Exhibit A hereto), and, as so limited or modified, the provision and the balance of this Agreement will be enforceable in accordance with their terms.

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d.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.
e.    Headings. The section and paragraph headings in this Agreement have been inserted for purposes of convenience and shall not be used for interpretive purposes.
16.Successors; Assigns. This Agreement shall be binding upon and inure to the benefit of the Company, the GP, the MLP, and any successor or assign thereof. This Agreement is personal to Alston and shall not be assigned by Alston without the explicit written consent of the other parties hereto.
a.    Entire Agreement, Amendment, Binding Effect. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof. Any amendment to this Agreement must be signed by all parties to this Agreement. This Agreement supersedes (a) any prior agreements between any of the parties concerning the subject matter of this Agreement, and (b) all other agreements between or among the parties, unless specifically modified or incorporated by reference by this Agreement.
b.    Injunctive Relief. Each party acknowledges and agrees that the covenants, obligations and agreements of such party contained in this Agreement concern special, unique and extraordinary matters and that a violation of any of the terms of these covenants, obligations or agreements will cause the non-breaching party irreparable injury for which adequate remedies at law are not available. Therefore, each party agrees that all parties to this Agreement will be entitled to an injunction, restraining order, or all other equitable relief (without the requirement to post bond) as a court of competent jurisdiction may deem necessary or appropriate to restrain such party from committing any violation of the covenants, obligations or agreements referred to in this Agreement. These injunctive remedies are cumulative and in addition to any other rights and remedies a party may have against any other party.
[Remainder of Page Intentionally Left Blank; Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

/s/ Jefferies Alston, III
Jefferies Alston, III

54716732    [Signature Page to Separation and Consulting Agreement]

HI-CRUSH PROPPANTS, LLC
By:    /s/ Robert E. Rasmus
Name:     Robert E. Rasmus
Title: Chief Executive Officer

HI-CRUSH GP LLC
By:    /s/ Robert E. Rasmus
Name:     Robert E. Rasmus
Title: Chief Executive Officer

HI-CRUSH PARTNERS LP

BY:	HI-CRUSH GP LLC, ITS GENERAL PARTNER
By:    /s/ Robert E. Rasmus
Name:     Robert E. Rasmus
Title: Chief Executive Officer

54716732    [Signature Page to Separation and Consulting Agreement]

EXHIBIT A

1.	Definitions. As used in this Exhibit A, the following terms shall have the following meanings:

a.
“Affiliate” means, with respect to any specified party, a person or entity that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, the party specified, provided that in the case of Alston, Alston’s spouse, children, parents, grandparents, siblings, aunts, uncles and cousins (in each case, whether by blood or marriage), and each of the spouses of such relatives shall be deemed to be an “Affiliate” of Alston. For purposes of this definition, “control” (including the correlative terms “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting equity interest, by contract or otherwise.

b.
“Business” means the provision and sale of the products and services provided by the Company, the GP, the MLP, or any of their subsidiaries and Affiliates as of the Effective Date and during the course of Alston’s employment with any of the foregoing entities and during his provision of consulting services thereafter, which shall expressly include the distribution, manufacturing, mining, processing, sale and transportation of: (i) proppants used in oil and gas applications; and/or (ii) industrial sand.

c.
“Competing Business” means any person or entity engaged in or, to Alston’s knowledge after reasonable inquiry, actively pursuing the Business, other than the Company, the GP, the MLP, or any of their subsidiaries or Affiliates.

d.
“Prohibited Period” means the period beginning on the Effective Date and ending on the first anniversary of the later of (a) the termination of this Agreement in accordance with paragraph 9 and (b) the date that Alston or his or his Affiliate’s designee ceases to be a member of the board of the Company, Alston ceases to be a member of the board of the GP and the MLP, and Alson is not and has no continuing right to be an observer on the board of the Company.

e.
“Restricted Area” means any geographical area in which the Company, the GP, the MLP, or any of their subsidiaries or Affiliates conducts or is actively planning to conduct the Business, and for which Alston has or previously had material responsibility during the period that Alston was employed by or affiliated with any of the foregoing entities.

2.	Non-Competition; Non-Solicitation. As an inducement for the parties to enter into this Agreement, the parties hereof agree to the provisions of this Exhibit A.

54716732    Exhibit A to Separation and Consulting Agreement

a.
Subject to the exceptions set forth in paragraph 2.b, Alston covenants and agrees that during the Prohibited Period, other than on behalf of the Company, the GP, the MLP or any of their subsidiaries or Affiliates, he will refrain from directly or indirectly carrying on, engaging in, or participating in, the Business in the Restricted Area on his own behalf or on behalf of a Competing Business. Alston further agrees and covenants that, because the following conduct would effectively constitute carrying on or engaging in the Business, he will not, and he will cause his Affiliates not to, in the Restricted Area during the Prohibited Period on directly or indirectly on behalf of a Competing Business, directly or indirectly, own any interest in, finance, manage, operate, join, become an employee of, control, participate in, consult with, advise, or be connected with, in any respect, any business, individual, partnership, firm, corporation or other entity which engages in the Business other than the Company, the GP, the MLP or any of their subsidiaries or Affiliates.

b.
Notwithstanding the restrictions contained in paragraph 2.a, Alston or any of his Affiliates may own an aggregate of not more than 2.5% of the outstanding stock of any class of any corporation engaged in the Business, if such stock is listed on a national securities exchange or regularly traded in the over-the-counter market by a member of a national securities exchange, without violating the provisions of paragraph 2.a, provided that neither Alston nor any of his Affiliates has the power, directly or indirectly, to control or direct the management or affairs of any such corporation and is not involved in the management of such corporation.

c.
Alston further expressly covenants and agrees that during the Prohibited Period, he will not, and he will cause his Affiliates not to, directly or indirectly solicit or cause to be solicited, or consult with or advise any other person or entity that solicits or intends to solicit, any customer or prospective customer of the Company, the GP, the MLP, or any of their subsidiaries or Affiliates that is or was a customer or prospective customer of any of the foregoing entities and with which Alston had contact or about which Alston had confidential information during the period in which Alston was an employee, officer, director (or Alston or his Affiliate had the right to designate a director), board observer (and right to appoint a board observer) of, or consultant to, the Company, the GP, the MLP, or any of their subsidiaries or Affiliates.

d.
Alston further covenants and agrees that during the Prohibited Period, he will not, and he will cause his Affiliates not to, engage or employ or solicit or contact with a view to the engagement or employment of, any person who is an officer, employee, contractor or sub-contractor of the Company, the GP, the MLP, or any of their subsidiaries or Affiliates during the period in which Alston was an employee, officer, director (or Alston or his Affiliate had the right to designate a director), board observer (and right to appoint a board observer) of, or consultant to, the Company, the GP, the MLP, or any of their

54716732    Exhibit A to Separation and Consulting Agreement

subsidiaries or Affiliates. Notwithstanding the foregoing, Alston shall be permitted to employ any person who was an officer or employee of the Company, the GP, the MLP, or any of their subsidiaries or Affiliates during such period and who has ceased to be an officer or employee of the foregoing entities with the consent of the Board of Directors of the Company; provided, however, that the foregoing shall not prohibit Alston from engaging, employing or soliciting any person by means of general advertising that are not specifically targeted at such officers or employees of the Company, the GP, the MLP, or any of their subsidiaries or Affiliates.

3.
Relief. Alston and the other parties hereto agree and acknowledge that the limitations as to time, geographical area and scope of activity to be restrained as set forth in this Exhibit A are reasonable and do not impose any greater restraint than is necessary to protect the Company, the GP, the MLP, their subsidiaries and Affiliates, and their legitimate business interests, including protecting the confidential information provided by the foregoing entities to Alston. Alston and the other parties hereto also acknowledge that money damages would not be sufficient remedy for any breach of this Exhibit A by Alston, and the Company, the GP, the MLP, or any of their subsidiaries or Affiliates, as applicable, shall be entitled to enforce the provisions of this Exhibit A by obtaining specific performance and injunctive relief as remedies for such breach or any threatened breach. Such remedies shall not be deemed the exclusive remedies for a breach of Exhibit A, but shall be in addition to all remedies available at law or in equity, including the recovery of damages from Alston and his agents. Alston and the other parties hereto further acknowledge and agree that, in the event of any breach by Alston of the provisions of Exhibit A, the Prohibited Period shall be extended by the length of such period of breach.

54716732    Exhibit A to Separation and Consulting Agreement